Birkenhead, Wednesday, May 18th 2022

Birkenhead UK

/PRNewswire/ -- Alterola Biotech Inc. (OTC PINK: ABTI)

Alterola Biotech Inc. announces the Appointment of Non-Executive Director, appointment of London advisors and intention to apply for London listing.

Alterola Biotech Inc. (OTC: ABTI) today announces the appointment of Mr. David Hitchcock, OBE as a Non-Executive Director to the Board of Directors. The appointment of David coincides with the engagement of London based advisors in preparation for a London Stock Exchange (LSE) listing.

David Hitchcock, OBE has worked in the City of London for nearly 30 years, most recently in companies he co-founded to facilitate equity investment into UK Small and Medium Enterprises (SMEs). His experience concentrated particularly in the UK Life Sciences and Precision Engineering Sectors including listings onto the London Stock Exchange. David and his team bought several high precision engineering companies from administration, turning them round and creating over 200 jobs in Wales and the West of England including a standalone apprentice training centre.

David spent 21 years in Investment Banking with 10 years as a Managing Director at JPMorgan and Head of Investor Client Management. David and his team managed the bank’s most senior client relationships with its most important institutional asset managers and hedge funds in the UK and EMEA. He began his City career in Equities at Goldman Sachs in 1992.

Before entering the City David served as a British Army Officer with The Sixth (Queen Elizabeth’s Own) Gurkha Rifles.

He is a Graduate of The Royal Military Academy, Sandhurst and Pembroke College, Cambridge.

David has lectured at The Royal College of Defence Studies and the Master of Finance Course at the Judge Business School, Cambridge University. He is a Trustee of several educational and military charities.

Tim Rogers, Executive Chairman of Alterola Biotech Inc. said:

“We are excited at the opportunity to have David join the Board as a Non-Executive Director. David brings a wealth of experience and a strong background of fundraising and corporate governance. His biography is self explanatory and we are fortunate that he has agreed to bring his talents and ethics to the company in preparation for a London Stock Exchange listing. David is a life science expert and his presence on the board will only strengthen our team.”

Seamus McAuley, Chief Executive Officer (CEO) of Alterola. said:

“David brings to us a disciplined set of skills, a no nonsense attitude to decision making and a strong independent voice for shareholders. I have been impressed by his attention to shareholder rights and the correct stewardship of shareholder funds.”

If you would like more information about this topic, please call Investor Relations at

+353 86 838 9812, or email ir@alterolabio.com

About Alterola Biotech Inc.

Alterola Biotech Inc. is a UK based pharmaceutical company developing cannabinoid, cannabinoid-like, and non-cannabinoid pharmaceutical active pharmaceutical ingredients (APIs). pharmaceutical medicines made from cannabinoid, cannabinoid-like, and non-cannabinoid APIs and targeting European novel food approval of cannabinoid-based, cannabinoid-like and non-cannabinoid ingredients and products.

Cautionary statement regarding forward-looking information:

This news release contains forward-looking statements that reflect Alterola’s current expectations regarding future events, including statements regarding financial performance, the timing of preclinical studies and clinical trials, the timing and outcomes of regulatory or intellectual property decisions, the relevance of Alterola’s product candidates currently in development. Forward-looking statements involve risks and uncertainties. Actual events could differ materially from those projected herein and depend on a number of factors, including (inter alia), the success of Alterola’s research and development strategies, the applicability of the discoveries made therein, the successful and timely completion and uncertainties related to the regulatory process, and the potential acceptance of any future product that may (if ever) be approved by the appropriate regulatory authorities by consumer and medical professionals. A further list and description of risks and uncertainties associated with an investment in Alterola can be found in Alterola’s filings with the U.S. Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Alterola undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

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